                                                                   10.(xvii)(A)
                                 CONFIDENTIAL
                                 ------------

March 17, 1997


Kevin Freeman
105 Harbor Drive
Unit 128
Stamford, CT 06902


Dear Kevin:

This letter confirms our offer to you as Executive Vice President, Store Operations for Montgomery Ward. You will report to Burnie Donoho, Vice Chairman and Chief Operating Officer. You will be a member of the Montgomery Ward Executive Committee. Your compensation plan will include the following:

     1.)  Base salary of $450,000 annually, paid semi-monthly.

     2.) Target bonus on the Performance Management Plan of $150,000. Based upon the achievement of superior performance against specific objectives for the year, you have the opportunity to earn up to 150% of your target bonus. For fiscal 1997, your target bonus of $150,000 will be guaranteed. For fiscal 1998, $75,000 of your target bonus will be guaranteed.

     3.) You will receive a hiring bonus of $50,000 within 30 days of employment to handle miscellaneous losses incurred by the move.

     4.) You will participate in the senior officer perquisites, including; financial counselling, tax assistance, executive medical, and annual physical examination.

     5.) Montgomery Ward will provide you with a relocation plan, including movement of household goods, househunting trips, home purchase plan at 100% of the appraised value of your home, and payment of your closing costs on your home purchase, plus up to two points on your financing of a new home. Your temporary housing expenses in the Chicago area for the first six months (or until relocation if sooner) will be paid by Montgomery Ward. You will receive a gross up for the taxes you incur as a result of your relocation.
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Kevin Freeman
March 17, 1997
Page 2


     6.) As soon as possible after your start date, you will receive a stock option for 200,000 shares of Montgomery Ward Holding stock at the 1997 fair value. These options will vest as follows:

                    80,000 - April 1, 1998
                    60,000 - April 1, 1999
                    60,000 - April 1, 2000

          All stock options in point 6 to the Terms and Conditions of the Stockholders Agreement. (A copy of the current 10-Q is included).

     7.) If Montgomery Ward initiates a separation of your employment for any reason other than "Cause" as defined below, you will receive:

               A) Your base salary through April 1, 2000, however, not less than twelve months.

               B) The continuation of the vesting of your stock and stock options through April 1, 2000.

          "Cause" shall mean (i) your willful failure to substantially perform your duties hereunder, (ii) your willful failure to follow a written, lawful order or written directive from the Board of Directors or Chief Executive Officer of the company, or (iii) your conviction of any kind of felony or any misdemeanor involving moral turpitude. For purposes of this paragraph, no act, failure to act, on your part shall be considered "willful" unless such act, or failure to act by you was not in good faith and was without reasonable belief that your action or omission was in the best interest of the Company.

          If you voluntarily leave Montgomery Ward, or are separated for "Cause", you will receive no severance payments, nor will your stock continue to vest beyond your separation date.
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Kevin Freeman
March 17, 1997
Page 3


     8.) The non-compete provision of the Stockholder's Agreement is modified for you to provide only a one year non-compete period following any separation from Montgomery Ward; and, such non-competition will apply only to Sears, J.C. Penney and Toys 'R Us.

I am happy that you are considering joining Montgomery Ward. If you are in agreement with this letter, please sign below and return it to me whereupon it will become our binding agreement. I am certain that your management ability can help move Montgomery Ward to the premier position in the Industry.

Sincerely,

/s/ Robert A. Kasenter

Robert A. Kasenter
Executive Vice President
Human Resources


cc:  Roger Goddu
     Burnie Donoho


                                  /s/ Kevin Freeman
                                ---------------------------------
                                        Kevin Freeman

                                     3-19-97
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                                        Date